EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Century Aluminum Company, a Delaware corporation (the "Company"), hereby severally constitutes and appoints Jesse E. Gary and Morgan F. Walbridge and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required to enable to Company to comply with the Securities Act of 1933, as amended (the "1933 Act'), and any rules, regulations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the registration of the offer and sale or delivery of shares of common stock of the Company to be issued under the Company's Amended and Restated Stock Incentive Plan, as such plan may be amended and/or restated from time to time (including any amendments thereto or restatements thereof) and any legacy Century Aluminum Company stock plans as necessary or appropriate (collectively, the "Plans"), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-1 or Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto.

This Power of Attorney may be executed in counterparts.

Name	Date
/s/ Jarl Berntzen	June 4, 2019
Jarl Berntzen
/s/ Errol Glasser	June 4, 2019
Errol Glasser
/s/ Wilhelm van Jaarsveld	June 4, 2019
Wilhelm van Jaarsveld
/s/ Andrew Michelmore	June 4, 2019
Andrew Michelmore